Exhibit 4.1

_________________________________________________________

National Technical Systems, Inc.

Shareholder Rights Plan
_________________________________________________________

Shareholder Rights Agreement,

by and between

National Technical Systems, Inc.

and

Computershare Trust Company, N.A., as Rights Agent
___________________________________

September 21, 2010
___________________________________

TABLE OF CONTENTS

1.	Certain Definitions	1
2.	Appointment of Rights Agent	7
3.	Issuance of Rights and Rights Certificates.	8
4.	Form of Rights Certificate.	11
5.	Execution, Countersignature and Registration.	11
6.	Transfer, Split-Up, Combination and Exchange of Certificates; Mutilated, Destroyed, Lost or Stolen Certificate; Uncertificated Rights; Null and Void Rights.	12
7.	Exercise of Rights; Exercise Price; Expiration Date of Rights.	13
8.	Cancellation and Destruction of Rights Certificates	15
9.	Reservation and Availability of Preferred Shares.	15
10.	Record Date for Securities Issued Upon Exercise	17
11.	Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights; Calculation of Price	17
12.	Certificate of Adjusted Exercise Price or Number of Shares	24
13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power.	24
14.	Fractional Rights and Fractional Shares.	28
15.	Rights of Action	29
16.	Agreement of Rights Holders	30
17.	Rights Certificate Holder Not Deemed a Shareholder	30
18.	Concerning the Rights Agent.	31
19.	Merger or Consolidation or Change of Name of Rights Agent.	31
20.	Duties of Rights Agent	32
21.	Change of Rights Agent	34
22.	Issuance of New Rights Certificates.	35
23.	Redemption and Termination.	35
24.	Exchange.	36
25.	Notice of Certain Events.	37
26.	Notices.	38
27.	Supplements and Amendments.	38
28.	Determination and Actions by the Board of Directors, Etc.	39
29.	Successors	39
30.	Benefits of this Agreement	39
31.	Severability	40
32.	Governing Law	40
33.	Counterparts	40
34.	Force Majeure	40
35.	Construction	40

Exhibit A. Certificate of Designation	A-1
Exhibit B. Form of Rights Certificate	B-1
Exhibit C. Summary of Rights to Purchase Preferred Shares	C-1

-i-

Execution Copy

SHAREHOLDER RIGHTS AGREEMENT

This SHAREHOLDER RIGHTS AGREEMENT, made and entered into as of September 21, 2010 (as amended, restated or otherwise modified from time to time in accordance herewith, this “Agreement”), by and between National Technical Systems, Inc., a California corporation (together with its successors, the “Corporation”), and Computershare Trust Company, N.A., as Rights Agent (together with its permitted successors in such capacity, the “Rights Agent”).

R E C I T A L S

WHEREAS, the Board of Directors of the Corporation (the “Board”) has authorized and declared a dividend distribution of a certain purchase right (a “Right”) for each Common Share of the Corporation outstanding at the Close of Business on October 1, 2010 (the “Record Date”), such dividend distribution to occur at the Close of Business on the Record Date, and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions hereof) for each Common Share issued (whether originally issued or delivered from the Corporation’s treasury) after the Record Date and on or before the Distribution Date, each Right initially representing the right to purchase one one-hundredth 1/100th of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”), having the designations, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency are hereby expressly acknowledged, the parties hereto and the holders of Rights hereby agree as follows:

1.              Certain Definitions.  Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this Agreement:

(a)            “Acquiring Person” shall mean any Person who on or after the date of this Agreement (i) becomes a Restricted Person as a result of such Person or any of its Affiliates or Associates acquiring Beneficial Ownership of one or more Common Shares other than pursuant to a Permitted Acquisition, or (ii) is a Restricted Person at a time when such Person or any of its Affiliates or Associates acquires Beneficial Ownership of one or more Common Shares other than pursuant to a Permitted Acquisition, but not including:

(1) the Corporation, any Subsidiary of the Corporation, any employee benefit or compensation plan of the Corporation or of any of its Subsidiaries or any Person organized, appointed or established by the Corporation and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan; or

(2) any Restricted Person who has become a Restricted Person solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board determines that such acquisition was made in good faith without the knowledge by such Person or one or more of its Affiliates or Associates that such Person would thereby become an Acquiring Person, which determination of the Board shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons.

Notwithstanding clause (a)(2) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (a)(2) does not, by the Close of Business on the tenth calendar day after notice from the Corporation that such Person’s acquisition of Beneficial Ownership of Common Shares would make it an Acquiring Person, reduce its Beneficial Ownership of Common Shares to a number of shares no greater than the sum of (x) the number of Common Shares Beneficially Owned immediately prior to the acquisition of Beneficial Ownership of Common Shares that would have made such Person an Acquiring Person but for such clause (a)(2) and (y) the number of Common Shares acquired or deemed acquired through an increase in Beneficial Ownership pursuant to a Permitted Acquisition since the acquisition of Beneficial Ownership of Common Shares that would have made such Person an Acquiring Person but for such clause (a)(2), such Person shall, at the end of such ten calendar day period, become an Acquiring Person (and such clause (a)(2) shall no longer apply to such Person).

(b)            “Acquiring Person Event” shall have the meaning ascribed to such term in Section 11(a)(ii).

(c)            “Acquiring Person Event Trigger Date” shall have the meaning ascribed to such term in Section 11(a)(iii).

(d)            “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act; provided that, for the purpose of determining whether a Person is an Affiliate or Associate of an executive officer of the Corporation, the definitions of Affiliate and Associate shall not include any relative of such executive officer other than his or her spouse, children or grandchildren.

(e)            “Agreement” shall have the meaning ascribed to such term in the preamble hereto.

(f)             “Arrangement” shall mean any oral or written agreement, plan, arrangement or understanding.

(g)            “Articles” shall mean the Corporation’s Amended and Restated Articles of Incorporation, as the same may be amended, restated, supplemented, corrected or otherwise modified and in effect from time to time.

(h)            “Available Common Shares” shall mean the total Common Shares authorized by the Articles, less the Common Shares (i) issued and outstanding, or (ii) reserved for issuance for purposes other than upon exercise of the Rights.

(i)             “Available Preferred  Shares” shall mean the total Preferred Shares authorized by the Articles, less the Preferred Shares (i) issued and outstanding, or (ii) reserved for issuance for purposes other than upon exercise of the Rights.

(j)             A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own”, any securities:

(i)             which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)            which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) beneficial ownership of (A) pursuant to any Arrangement, or (B) upon the exercise of conversion, exchange or other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(a) in connection with an adjustment made with respect to any Original Rights;

(iii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act), including pursuant to any Arrangement; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause (iii) as the result of any Arrangement to vote such security if such Arrangement (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv)           which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any Arrangement relating to the acquisition, holding, voting (except pursuant to a revocable proxy described in clause (1) of the proviso in Section 1(j)(i)) or disposing of such securities of the Corporation (with a joint filing of a Schedule 13D under the Exchange Act (or any comparable or successor report) being conclusive evidence of the existence of such an Arrangement); provided, however, that for purposes of this Section 1(j)(iv), a Person engaged in business as an underwriter of securities shall be deemed not be a Beneficial Owner of, and not to Beneficially Own, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty calendar days after the date of such acquisition.

Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(k)            “Board” shall mean the Board of Directors of the Corporation.

(l)             “Business Day” shall mean any day other than a (i) Saturday, (ii) Sunday, or (iii) a day on which commercial banks in the State of Massachusetts are authorized or obligated by law or executive order to close.

(m)            “Change of Control Event” shall have the meaning ascribed to such term in Section 13(a)(i).

(n)            “Close of Business” shall mean (i) with respect to any Business Day, 5:00 p.m., Massachusetts time, on such day, and (ii) otherwise, 5:00 p.m., Massachusetts time, on the next succeeding Business Day.

(o)            “Closing Price” means, with respect to any Security, the closing price thereof determined in accordance with Section 11(d)(ii).

(p)            “Common Shares” shall mean (i) with respect to the Corporation (for so long as a corporation), the voting shares of common stock, no par value, of the Corporation or, in the event of a split, subdivision, combination, consolidation or reclassification with respect to such shares of common stock, the shares of common stock resulting from such split, subdivision, combination, consolidation or reclassification, or (ii) with respect to any other Person, the capital stock, equity securities or other equity interests, as applicable, with the greatest voting power in, or having the greatest power or right to control or direct the management, as applicable, of such Person.  Unless the context requires otherwise, any reference to Common Shares shall be deemed to be a reference to the Common Shares of the Corporation.

(q)            “Common Stock Equivalents” shall have the meaning ascribed to such term in Section 11(a)(iii).

(r)             “Corporation” shall, subject to Section 13(a), have the meaning ascribed to such term in the preamble hereto.

(s)            “Current Market Price” means, with respect to any Security, the current market price thereof determined in accordance with Section 11(d)(i).

(t)             “Current Value” shall have the meaning ascribed to such term in Section 11(a)(iii).

(u)            “Distribution Date” shall have the meaning ascribed to such term in Section 3(a).

(v)            “Equivalent Common Shares” shall have the meaning ascribed to such term in Section 11(b).

(w)            “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

(x)            “Exercise Price” shall have the meaning ascribed to such term in Section 4(a).

(y)            “Exempt Person” shall mean any of (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any “employee benefit plan” (as defined in Rule 405 promulgated under the Securities Act) of the Corporation or of any Subsidiary of the Corporation, and (iv) any Person organized, appointed or established by the Corporation for or pursuant to the terms of any plan described in clause (iii) next preceding.

(z)            “Expiration Date” shall have the meaning ascribed to such term in Section 7(a).

(aa)          “Final Expiration Date” shall mean September 20, 2020.

(bb)          “Initial Exercise Price” shall mean US $30.00.

(cc)          “Interested Person” shall mean (i) any Acquiring Person, (ii) any Affiliate or Associate of an Acquiring Person, (iii) any other Person in which any Interested Person described in clause (i) or (ii) next preceding has a direct or indirect interest, or (iv) any other Person acting directly or indirectly on behalf of or in concert with any Interested Person described in clause (i), (ii) or (iii) next preceding.

(dd)         “Issuable Securities” shall mean (i) before a Triggering Event, Preferred Shares, and (ii) thereafter, Preferred Shares and Common Shares, Common Stock Equivalents or other debt or equity securities or equivalents of the Corporation for which a Right may be exercised.

(ee)          “Issuable Shares” shall mean (i) before a Triggering Event, Preferred Shares and Common Shares, and (ii) thereafter, Preferred Shares and Common Shares, Common Stock Equivalents or other shares of capital stock of the Corporation for which a Right may be exercised.

(ff)           “NASDAQ” shall mean The Nasdaq Stock Market.

(gg)         “Permitted Acquisition” shall mean the acquisition of Beneficial Ownership of Common Shares (i) directly from the Corporation, including by way of exercise of a stock option, a dividend or distribution paid or made by the Corporation on the Common Shares or pursuant to a split, subdivision or reclassification of the Common Shares (ii) vesting of a stock option, share of restricted stock or restricted stock unit, in each case, granted prior to or after the date of this Agreement under any employee benefit or compensation plan of the Corporation or any of its Subsidiaries, or (iii) pursuant to a Permitted Offer.

(hh)         “Permitted Offer” shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Corporation and who are not Interested Persons or nominees, agents or representatives of an Interested Person, to be adequate (taking into account all factors that such directors deem relevant, including prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

(ii)            “Person” shall mean any individual, firm, limited liability company, general or limited partnership, company, corporation, firm, trust, business trust, association, joint venture or any other legally recognized entity, whether domestic or foreign, and shall include any successor (by merger or otherwise) of such entity.

(jj)            “Principal Party” shall have the meaning ascribed to such term in Section 13(b).

(kk)          “Preferred Shares” shall have the meaning set forth in the introductory paragraph of this Agreement.  Any reference in this Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

(ll)            “Record Date” shall have the meaning ascribed to such term in the recitals hereto.

(mm)        “Redemption Date” shall have the meaning ascribed to such term in Section 7(a).

(nn)         “Redemption Price” shall mean $0.001 per Right, as such amount may be appropriately adjusted to reflect any Common Share dividend or any split, subdivision, combination, consolidation or reclassification of Common Shares after the date hereof.

(oo)         “Restricted Person” shall mean any Person, other than an Exempt Person, who, together with all of its Associates and Affiliates, Beneficially Owns 15% or more of the outstanding Common Shares.

(pp)         “Right” shall have the meaning ascribed to such term in the recitals hereto.

(qq)         “Rights Agent” shall have the meaning ascribed to such term in the preamble hereto.

(rr)           “Rights Certificate” shall have the meaning ascribed to such term in Section 3(b).

(ss)          “Security” shall have the meaning ascribed to such term in Section 11(d).

(tt)           “Securities Act” shall mean the United States Securities Act of 1933, as amended and as in effect on the date of this Agreement.

(uu)         “Shares Acquisition Date” shall mean the first date of public announcement or disclosure (including in a report or notice filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided, that if such Person is determined not to have become an Acquiring Person pursuant to the proviso in Section 1(a), any Shares Acquisition Date resulting therefrom shall be deemed not to have occurred.

(vv)         “Spread” shall have the meaning set forth in Section 11(a)(iii).

(ww)        “Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which a majority of the Common Shares is owned or controlled, directly or indirectly, by such first referenced Person, or which is otherwise controlled by such first referenced Person.

(xx)           “Substitution Period” shall have the meaning ascribed to such term in Section 11(a)(iii).

(yy)         “Summary of Rights” shall have the meaning ascribed to such term in Section 3(b).

(zz)           “then outstanding”  shall have the meaning ascribed to such term in Section 1(j).

(aaa)        “Trading Day” shall mean a day on which the principal national securities exchange, trading market or automated quotation system on which the Security is listed, admitted to trading or quoted is open for the transaction of business or, if the Security is not listed, admitted to trading or quoted on any national securities exchange, trading market or automated quotation system, a Business Day.

(bbb)       “Triggering Event” shall mean any Acquiring Person Event or any Change of Control Event.

(ccc)        “Voting Securities” shall have the meaning ascribed to such term in Section 13(a).

2.              Appointment of Rights Agent.  The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) days' prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.  In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Corporation shall determine, and shall be provided in writing to the Rights Agent and any such co-Rights Agent.

3.              Issuance of Rights and Rights Certificates.

(a)            One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23, subject to adjustment as provided in this Agreement.

(b)            Until the earlier of the Close of Business on the tenth day (or such later date as may be determined by action of the Board) after (i) the Shares Acquisition Date, and (ii) the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement or disclosure of the intention of any Person (other than an Exempt Person) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer (other than a Permitted Offer) the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both clauses (i) and (ii) next preceding, any such date which is after the date hereof but prior to the Record Date), the earlier of such dates being herein referred to as the “Distribution Date,” (x) the Rights will be represented (subject to the provisions of Section 3(c)) by the certificates representing Common Shares registered in the names of the holders thereof (which certificates shall until the Distribution Date also be deemed to be certificates representing Rights) or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Rights Certificates, and (y) the Rights shall be transferable only in connection with the transfer of, and shall automatically be transferred with, the underlying Common Shares (including a transfer to the Corporation); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.  Subject to Section 6(c) and the last sentence of Section 7(f), as soon as practicable after the Distribution Date and upon the receipt of necessary information, the Corporation shall prepare and execute, the Rights Agent shall countersign, and the Corporation shall send or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, one or more “Rights Certificates”, substantially in the form of Exhibit B (a “Rights Certificate”), representing one Right for each Common Share so held, subject to adjustment as provided herein.  In the event that an adjustment in the number of Rights per share of Common Stock has theretofore been made as provided herein, at the time of distribution of the Rights Certificates, the Corporation shall make the necessary and appropriate rounding adjustments so that each Rights Certificates distributed represents a whole number of Rights and shall distribute cash in lieu of any fractional Rights, all as provided in Section 14.  As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates.

(c)            As promptly as practicable following the Record Date, the Corporation shall send or cause to be sent a copy of a ‘Summary of Rights to Purchase Common Shares’, in substantially the form of Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares (other than any Acquiring Person or any of its Associates and Affiliates) as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates representing Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights and (i) the registered holders of the Common Shares shall also be the registered holders of the associated Rights, and (ii) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, (iii) the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights, and (iv) the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

(d)            In the case of certificated Common Shares, Rights shall be issued in respect of all Common Shares that are issued (whether originally or from the Corporation’s treasury, including reacquired Common Shares referred to in the last sentence of this Section 3(d)) after the Record Date but prior to the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date.  Rights shall also be issued to the extent provided in Section 22(b) in respect of all Common Shares which are issued (whether originally or from the Corporation’s treasury, including reacquired Common Shares referred to in the last sentence of this Section 3(d)) after the Distribution Date but prior the earlier of the Redemption Date and the Final Expiration Date.  Until the earlier of the Redemption Date and the Final Expiration Date, certificates representing Common Shares which are also deemed to be certificates representing Rights pursuant to Section 3(b) shall, commencing as soon as reasonably practicable after the date hereof, bear the following legend:

This certificate also represents and entitles the holder hereof to certain rights (the “Rights”) as set forth in that certain Shareholder Rights Agreement, made and entered into as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between National Technical Systems, Inc., a California corporation (the “Corporation”), and Computershare Trust Company N.A., corporation, as Rights Agent (together with its successors in such capacity, the “Rights Agent”), the terms of which, as in effect from time to time, are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, or will be represented by separate certificates and will no longer be represented by this certificate.  The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of its mailing, without charge after receipt of a written request therefor.

Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any holder who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as each of such terms is defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such holder or by any subsequent holder, will become null and void.  The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be represented by such certificates alone, and the transfer of any Common Shares represented by such certificate shall also constitute the transfer of the Rights associated with such Common Shares.  Notwithstanding the foregoing, the omission of the foregoing legend from a certificate shall not affect the enforceability of any part hereof or the rights of any holder of Rights.

(e)            In the case of Common Shares held in uncertificated form, the Corporation shall cause the confirmation and account statements sent to holders of Common Shares in book-entry form (including upon transfer or exchange of outstanding Common Shares) prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date to bear a legend in substantially the following form:

 Each share of Common Stock, no par value, of National Technical Services, Inc. (the “Company”) entitles the holder thereof to certain Rights as set forth in a Rights Agreement dated as of September 21, 2010 (as it may be amended from time to time (the “Rights Agreement”)), between the Corporation and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by the shares to which this statement relates.  The Corporation shall mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor.  Rights Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such rights are null and void and nontransferable.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Rights Agreement shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

(f)             In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

4.              Form of Rights Certificate.

(a)            The Rights Certificates (and the ‘Form of Election to Purchase’ and the ‘Form of Assignment’, with associated Certificates, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, trading market or automated quotation system on which the Rights may from time to time be listed, traded or quoted, or to conform to usage.  Subject to the provisions of Section 11 and Section 22, the Rights Certificates shall initially entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per Preferred Share set forth therein (such price per share, as adjusted from time to time as provided herein, the “Exercise Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Exercise Price thereof shall be subject to adjustment as provided herein.

(b)            Any Rights Certificate issued pursuant to Section 33(b) or Section 22 which represents Rights which are null and void pursuant to Section 7(f) or Section 23 and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  Accordingly, this Rights Certificate and the Rights otherwise represented hereby are null and void.

The terms and provisions of Section 7(f) shall have full force and effect whether or not the foregoing legend is contained on any such Rights Certificate.

5.              Execution, Countersignature and Registration.

(a)            The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Chief Financial Officer, either manually or by facsimile signature and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Corporation who shall have signed any of the Rights Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Rights Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the individual who signed such Rights Certificates had not ceased to be such officer of the Corporation; and any Rights Certificate may be signed on behalf of the Corporation by any individual who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

(b)            Following the Distribution Date and upon receipt of necessary information, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or for transfer, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, and the date, certificate number and number of Rights represented on the respective faces thereof.

6.              Transfer, Split-Up, Combination and Exchange of Certificates; Mutilated, Destroyed, Lost or Stolen Certificate; Uncertificated Rights;  Null and Void Rights.

(a)            Subject to the provisions of Section 4(b), Section 7(f), Section 11(a)(ii) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificates may be transferred, split-up, combined or exchanged for another Rights Certificate or other Rights Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificates until the registered holder shall have properly completed and duly executed the Certificate set forth in the ‘Form of Assignment’ set forth on the reverse side of such Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation or the Rights Agent shall reasonably request.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(f) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.  The Rights Agent shall have no duty or obligation to take any action under this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and charges have been paid.

(b)            Upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation’s or the Right Agent’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Corporation will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

(c)            If any Rights Certificate to be issued under this Agreement represents any Rights which are null and void pursuant to Section 7(f), the Rights Agent shall (i) if all of such Rights are so null and void, not issue such Rights Certificate, and (ii) otherwise, issue such Rights Certificate representing only the Rights which are not so null and void.

(d)            Notwithstanding any other provision hereof, the Corporation and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

7.              Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a)            Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights represented thereby (other than Rights which are null and void pursuant to Section 7(f)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the ‘Form of Election to Purchase’ and the Certificate set forth on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of (A) the aggregate Exercise Price for the total number of securities as to which such surrendered Rights are then being exercised, and (B) an amount equal to any applicable taxes or governmental charge required to be paid by the holder of such Rights Certificate in accordance with Section 6, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), and (iii) the time at which all Rights (other than Rights which are null and void pursuant to Section 7(f)) are exchanged as provided in Section 24 (such earliest time, the “Expiration Date”).

(b)            The Exercise Price for each one one-hundredth (1/100th) of a Preferred Share issuable pursuant to the exercise of a Right shall initially be the Initial Exercise Price, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a), and shall be payable in accordance with Section 7(c).

(c)            Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the number of one one-hundredths (1/100ths) of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and an amount equal to any applicable taxes or government charges required to be paid by the holder of such Rights Certificate in accordance with Section 99(d) hereof, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) a certificate or certificates for the number of one one-hundredths (1/100ths) of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Corporation shall have elected to deposit the total number of one one-hundredths (1/100ths) of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths (1/100ths) of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as are to be purchased (in which case certificates for the Preferred Shares (or, following a Triggering Event, other securities, cash or other assets as the case may be) represented by such. receipts shall be deposited by the transfer agent with the depository agent) and the Corporation hereby directs the depository agent to comply with such request, (ii) when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Exercise Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iii) hereof) and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(d) hereof, may be made by wire transfer to an account designated therefor by the Corporation in cash or by certified bank check, cashier’s check or bank draft payable to the order of the Corporation. In the event that the Corporation is obligated to issue securities of the Corporation other than Preferred Shares, pay cash and/or distribute other property pursuant to Section 11(a)(iii) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)            In the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) and if less than all the Rights represented by such Rights Certificate were exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

(e)            In case the registered holder of any Rights Certificate shall exercise less than all of the Rights represented thereby, a new Rights Certificate representing the Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

(f)             Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Acquiring Person Event, any Rights that are Beneficially Owned by (i) an Acquiring Person (or any Affiliate or Associate thereof), (ii) a transferee of any Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person Event, or (iii) a transferee of an Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person Event and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or such Affiliate or Associate thereof) or to any Person with whom such Acquiring Person (or such Affiliate or Associate thereof) has any continuing Arrangement regarding the transferred Rights, or (B) a transfer which the Board has determined is part of a Arrangement which has as a primary purpose or effect the avoidance of this Section 7(f), and subsequent transferees of such Persons, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights under any provision of this Agreement, the Rights Certificate or otherwise.  The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(f) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, transferees or other related Persons. From and after such Acquiring Person Event, to the extent provided in Section 6(c) and this Section 7(f), no Rights Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to the provisions of this Section 7(f), and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 7(f) shall be canceled.

(g)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the Certificate set forth in the ‘Form of Assignment’ or ‘Form of Election to Purchase’ set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

8.              Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates, or such other evidence of cancellation or destruction as shall be permitted by applicable law, to the Corporation.

9.              Reservation and Availability of Preferred Shares.

(a)            The Corporation covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued Preferred Shares not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities), the number of Preferred Shares (and, following the occurrence of a Triggering Event, Issuable Securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)            So long as the Preferred Shares (and, following the occurrence of a Trigger Event, Issuable Securities) issuable and deliverable upon the exercise of the Rights may be listed, admitted to trade or quoted on any national securities exchange, trading market or automated quotation system, the Corporation shall use all reasonable efforts to cause all Issuable Securities reserved for such issuance to be listed, traded or quoted on such exchange, market or quotation system upon official notice of issuance upon such exercise.

(c)            The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

(d)            The Corporation covenants and agrees that, except as set forth in Section 6 and this Section 9(d), it shall pay when due and payable any and all transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing Preferred Shares (or following a Trigger Event, Issuable Securities) upon the exercise of Rights.  The Corporation shall not, however, be required to pay any such tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of any certificates representing the Preferred Shares (or following a Trigger Event, Issuable Securities) in respect of a name other than that of, the registered holder of the Rights Certificates representing Rights surrendered for exercise, or to issue or deliver any certificates representing Preferred Shares (or following a Trigger Event, Issuable Securities) in a name other than that of the registered holder upon the exercise of any Rights, until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such tax or charge is due.

(e)            If then necessary to permit the issuance of the Issuable Securities, the Corporation shall use all reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Corporation upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Securities Act, and a qualification under any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are unavailable), with respect to the Preferred Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement and any qualifications to become effective as soon as practicable after such filing, and (iii) cause such registration statement and any qualifications to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.

(f)             The Corporation may temporarily suspend, for a period of time not to exceed ninety days after the date set forth in clause (i) of the first sentence of Section 9(e) (the “Cut-Off Date”), the exercisability of the Rights in order to prepare and file a registration statement and permit it to become effective.  In addition, if the Corporation shall determine that a registration statement is required following the Distribution Date, the Corporation may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective or the Corporation stops using its reasonable best efforts to have such registration statement declared effective, but in any event not later than the Cut-Off Date.  Upon any suspension of the exercisability of the Rights referred to in this Section 9(f), the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Corporation shall promptly provide the Rights Agent with copies of such announcements.  Any suspension permitted by this Section 9(f) shall automatically terminate and end immediately prior to the occurrence of a Change of Control Event.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable for securities (1) to the extent held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable, (2) the exercise of the Rights shall not be permitted under applicable law, or (3) a registration statement covering the Preferred Shares or other securities for which such Rights shall be exercisable shall not have been declared effective, unless the holder provides evidence reasonably satisfactory to the Corporation that an exemption to such registration is available under the Securities Act and applicable state securities and “blue sky” laws with respect to such holder’s exercise of its Rights.

10.            Record Date for Securities Issued Upon Exercise.  Each Person in whose name any certificate representing Issuable Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Issuable Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Exercise Price (and all applicable taxes and governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Corporation are open.  Prior to the exercise of the Rights represented thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Corporation with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as expressly provided herein.

11.            Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights; Calculation of Price.  The Exercise Price and the number of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)            Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights.  (i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 24), the Exercise Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.  If an event occurs which requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 11(a)(ii).

(ii)            Subject to Section 24 of this Agreement, in the event that any Person becomes an Acquiring Person (the first occurrence of such event, an “Acquiring Person Event”), then promptly following such Acquiring Person Event each holder of a Right, except as provided in Section 7(f) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the Exercise Price in effect immediately prior to the occurrence of the Triggering Event, a number of one one-hundredths (1/100ths) of a Preferred Share as shall equal the quotient obtained by dividing (A) the product obtained by multiplying (1) the Exercise Price in effect immediately prior to the occurrence of the Acquiring Person Event by (2) the number of one one-hundredths (1/100ths) of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Acquiring Person Event, by (B) fifty percent (50%) of the Current Market Price for Common Shares on the date of occurrence of the Acquiring Person Event; provided, however, that the Exercise Price and the number of Preferred Shares of the Corporation so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Shares of the Corporation after the occurrence of the Triggering Event.

(iii)            In lieu of issuing Preferred Shares in accordance with Section 11(a)(ii) hereof, the Corporation may, if the Board determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Corporation, the Company shall:  (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess, the “Spread”) and (B) with respect to each Right, make adequate provision to substitute for such Preferred Shares, upon exercise of the Rights, (1) cash, (2) Common Shares, (3) a reduction in the Exercise Price, (4) other equity securities of the Corporation (including, without limitation, shares or units of shares of any series of preferred stock which the Board has deemed to have the same value as Common Shares (such shares or units of shares of referred stock are herein called “Common Stock Equivalents”), except to the extent that the Corporation has not obtained any necessary stockholder or regulatory approval for such issuance, (5) debt securities of the Corporation, except to the extent that the Corporation has not obtained any necessary stockholder or regulatory approval for such issuance, (6) other assets or (7) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (v) the first occurrence of a Acquiring Person Event and (w) the date on which the Corporation’s right of redemption pursuant to Section 23(a) expires (the later of (v) and (w) being referred to herein as the Acquiring Person Trigger Date, then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Preferred Shares (to the extent available), except to the extent that the Company has not obtained any necessary stockholder or regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Preferred Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Acquiring Person Trigger Date, in order that the Corporation may seek stockholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the “Substitution Period”).  To the extent that the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(ii) the Corporation (x) shall provide, subject to Section 7(f) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Corporation shall issue a public announcement or disclosure stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement or disclosure at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Market Price of the Common Shares on the Acquiring Person Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Shares on such date.

(b)            In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares, or Common Stock Equivalents or other shares having the same rights, privileges and preferences as the Common Shares (“Equivalent Common Shares”), or securities convertible into Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares and Equivalent Common Shares) less than the Current Market Price of the Common Shares on such record date except as otherwise provided in Section 11(a), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which equals the sum of (i) the number of Common Shares and Equivalent Common Shares outstanding on such record date, (ii) the number of Common Shares and Equivalent Common Shares underlying securities outstanding on such record date which are convertible into Common Shares or Equivalent Common Shares, plus (iii) the number of Common Shares which the aggregate subscription or Exercise Price of the total number of Common Shares and Equivalent Common Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall equal the sum of (x) the number of Common Shares and Equivalent Common Shares outstanding on such record date, (y) the number of Common Shares and Equivalent Common Shares underlying securities outstanding on such record date which are convertible into Common Shares or Equivalent Common Shares, plus (z) the number of additional Common Shares and Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right.  In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)            In case the Corporation shall fix a record date for a dividend or distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly or other periodic cash dividend out of the earnings or retained earnings of the Corporation), assets (other than a dividend payable in Common Shares of Preferred Shares, but excluding a dividend payable in capital stock other than Common Shares or Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which equals the Current Market Price of a Common Share on such record date, less the fair market value (as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the evidences of indebtedness, cash or assets so to be distributed or of such subscription rights or warrants applicable to one Common Share, and the denominator of which equals such Current Market Price of a Common Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d)            (i)   For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii), the current market price of any security (a “Security” for the purpose of this Section 11(d)) on any date of determination shall be deemed to be the arithmetic mean of the daily closing prices per share of such Security for the thirty consecutive Trading Days immediately preceding but not including such date, and for any computation made pursuant to Section 11(a)(iii), the current market price of any Security on any date of determination shall be deemed to be the arithmetic mean of the daily closing prices per share of such Security for the ten consecutive Trading Days immediately succeeding but not including such date; provided, however, that in the event that the Current Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) any dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than, in the case of the Common Shares, the Rights), or (B) any split, subdivision, combination, consolidation or reclassification of such Security and prior to the expiration of the requisite thirty or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such split, subdivision, combination, consolidation or reclassification, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading.

(ii)            The closing price of a Security on a given date of determination shall be determined in the following order of preference (unless the Board reasonably determines that a different order would yield more accurate results):  (i) if such Security is listed or admitted to trading on a national securities exchange or trading market, the last sale price, regular way, or, in case no such sale takes place on such date, the arithmetic mean of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system for such securities exchange or trading market, (ii) if such Security is quoted on a national automated quotation system or in the over-the-counter market, the last quoted price or, if not so quoted, the arithmetic mean of the high bid and low asked prices, as reported by Nasdaq or such other system then in use, (iii) if one or more professional market-makers is making a market in such Security on such date, the arithmetic mean of the closing bid and asked prices as furnished by such a professional market-maker selected by the Board, or (iv) otherwise, the fair value of the Security at the Close of Business on such date as determined in good faith by the Board (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes).

(e)            Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11(e) shall be made to the nearest cent or to the nearest one one-hundredth of a Preferred Share or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, and (ii) the Expiration Date.

(f)             If as a result of an adjustment made pursuant to Section 11(a)(ii)or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any Issuable Shares other than Preferred Shares, thereafter the number of such other Issuable Shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a) through 11(e), inclusive, Sections 11(g) through 11(k), inclusive, and Section 11(m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply mutatis mutandis to any such other Issuable Shares.

(g)            All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall constitute the right to purchase, at the adjusted Exercise Price, the number of one one-hundredths (1/100ths) of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided  herein.

(h)            Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at such adjusted Exercise Price, that number of Preferred Shares calculated to the nearest one-thousandth of a Share) equal to the quotient of (i) the product of (x) the number of Preferred Shares covered by a Right immediately prior to such adjustment, times (y) the Exercise Price in effect immediately prior to such adjustment, divided by (ii) the Exercise Price in effect immediately after such adjustment.

(i)             The Corporation may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of one one-hundredths (1/100ths) of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment in the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Exercise Price in effect immediately prior to such Exercise Price adjustment by the Exercise Price in effect immediately thereafter. The Corporation shall make a public announcement or disclosure and notify the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates shall have been issued, shall be at least ten (10) days later than the date of such public announcement.  If Rights Certificates shall have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates representing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed may, at the Corporation’s option, bear an adjusted Exercise Price, and shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)             Irrespective of any adjustment or change in the Exercise Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Preferred Share which was expressed in the initial Rights Certificates issued hereunder.

(k)            Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the number of a one one-hundredths (1/100ths) of a Preferred Share or other securities issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue such number of fully paid and non-assessable one one-hundredths (1/100ths) of a Preferred Share or other securities at such adjusted Exercise Price.

(l)             In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer (in which case the Corporation shall promptly notify the Rights Agent of such deferment) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the one one-hundredths (1/100ths) of a Preferred Share or other Issuable Securities, if any, issuable upon such exercise over and above the number of one one-hundredths (1/100ths) of a Preferred Share or other Issuable Securities, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Issuable Securities upon the occurrence of the event requiring such adjustment.

(m)           Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in good faith shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares or Common Shares, (ii) issuance wholly for cash of Preferred Shares or Common Shares at less than the Current Market Price, (iii) issuance wholly for cash of any debt or equity securities which by their terms are convertible into or exchangeable for Preferred Shares or Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Shares or Common Shares shall not be taxable to such shareholders.

(n)            The Corporation covenants and agrees that it shall not, at any time after a Triggering Person Event, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(o)), or (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one transaction or a series of related transactions each of which, and all of which considered together, does not violate Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights (other than Rights which are null and void pursuant to Section 7(f)), or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.  The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

(o)            The Corporation covenants and agrees that, after the earlier of a Shares Acquisition Date and the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27, take (or permit any of its Subsidiaries to take) any action the purpose of which is, or if at the time such action is taken it is reasonably foreseeable that the effect of such action would be, materially to diminish or otherwise eliminate the benefits intended to be afforded by the Rights (other than Rights which are null and void pursuant to Section 7(f)).

12.            Certificate of Adjusted Exercise Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the computations and facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, prior to the Distribution Date, to each holder of Common Shares).  Notwithstanding the next preceding sentence, the failure of the Corporation to prepare such certificate or statement or make such filings or mailings shall not affect the validity, or the force or effect, of the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have any knowledge of such adjustment unless and until it shall have received such certificate.

13.            Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)            In the event that, on or following any Acquiring Person Event, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, (i) any Interested Person, or (ii) if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person, (y) the Corporation shall consolidate with, or merge with, (i) any Interested Person, or (ii) if in such merger or consolidation all holders of Common Shares are not treated alike, any other Person; and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors (“Voting Securities”) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities and their respective proportionate holdings not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Interested Persons or, if in such transaction all holders of Common Shares are not treated alike, any other Person (other than the Corporation or one or more wholly-owned Subsidiaries of the Corporation in one transaction or a series of related transactions each of which does not violate Section 11(o) (any event described in clauses (x), (y) or (z), a "Change of Control Event"), then, and in each such case (except as provided in Section 7(f)), proper provision shall be made so that (i) each holder of a Right (other than Rights which are null and void pursuant to Section 7(f)) shall thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price (as theretofore adjusted), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party, free and clear of any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing such Exercise Price by 50% of the Current Market Price of the Common Shares of such Principal Party on the date of consummation of such Change of Control Event, provided, however, that the Exercise Price (as so adjusted) and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events occurring in respect of the Common Shares of such Principal Party after the occurrence of such Change of Control Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Change of Control Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the Principal Party shall thereafter constitute the Corporation for all purposes hereof, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Change of Control Event; and (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; provided, further, that upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price as provided in this Section 13(a), such cash, debt and equity securities and other assets which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including the reservation of shares of capital stock) as may be necessary or desirable to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, debt and equity securities and other assets.

(b)            “Principal Party” shall mean,

(i)             in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a)(i) the Person that is the issuer of any securities into which the Common Shares of the Corporation are converted in such merger or consolidation (or if there is more than one such Person, the Person whose Common Shares have the greatest aggregate market value), or (ii) if no securities are so issued, or if a court of competent jurisdiction enters a judgment or order determining that the holders of Rights cannot enforce this Agreement against the Person described in clause (i) next preceding, the Person that is the continuing, surviving or resulting Person (including the Corporation as the continuing or surviving Person in a merger); and

(ii)            in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power cannot be determined, the Person whose Common Shares have the greatest aggregate market value; provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, unless a court of competent jurisdiction enters a judgment or order determining that the holders of Rights cannot enforce this Agreement against such other Person, “Principal Party” shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, unless a court of competent jurisdiction enters a judgment or order determining that the holders of Rights cannot enforce this Agreement against any of such other Persons, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) if the Common Shares of such Person are not and have not been registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)            The Corporation shall not consummate any such consolidation, merger, sale or transfer unless (A) the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and (B) prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement hereto agreeing that (1) the Principal Party shall assume the obligations of the Corporation hereunder, (2) the covenants set forth in Section 13(a) and Section 13(b) shall promptly be performed in accordance with their terms, (3) such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to this Section 13(c), and (4) as soon as practicable after the occurrence of any Change of Control Event, the Principal Party, at its own expense, shall:

(i)             prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date (and to comply similarly with applicable state securities or “blue sky” laws);

(ii)            use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or “blue sky” laws of the various states as may be necessary or appropriate;

(iii)           deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

(iv)           use its best efforts to list, admit to trading or obtain quotation of (or continue the listing, admission to trading or quotation of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange, trading market or automated quotation services; and

(v)            use its best efforts to list or obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  The rights under this Section 13 shall be in addition the rights to exercise Rights and adjustments under Section 11(a)11(d)(ii) and shall survive any exercise thereof.  In the event that a Change of Control Event shall occur at any time after the occurrence of an Acquiring Person Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)            In case the Principal Party has any provision in any of its authorized and outstanding securities or in its certificate or articles of incorporation, formation or organization or by-laws or other agreement or instrument governing its entity affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares or common stock equivalents of such Principal Party at less than the then Current Market Price or securities exercisable for, or convertible into, Common Shares or common stock equivalents of such Principal Party at less than such Current Market Price (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special payment, taxes or similar provision in connection with the issuance of the Common Shares of such Principal Party pursuant to the provision of this Section 13; then, in such event, the Corporation hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent an additional supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the non-conforming authorized securities shall have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)            The Corporation covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in subparagraph (x), (y) and (z) of Section 13(a), if (i) at the time of or immediately after such consolidation, merger, sale or transfer of assets or other extraordinary transaction there are any rights, warrants or other instruments or securities outstanding or agreements or instruments in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer of assets or other extraordinary transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights, or (iv) such consolidation, merger, sale or transfer of assets or other extraordinary transaction violates Section 11(o).  The provisions of this Section 13(e) shall similarly apply to successive transactions of the type described in subparagraph (x), (y) and (z) of Section 13(a).

(f)            Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if: (i) such transaction is consummated with Persons who acquired Common Shares pursuant to a Permitted Offer (or any wholly-owned Subsidiaries of any such Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer.  Upon consummation of any such transaction contemplated by this Section 13(f), all Rights hereunder call expire.

14.            Fractional Rights and Fractional Shares.

(a)            The Corporation shall not be required to issue fractions of Rights or, except prior to the Distribution Date as provided in Section 11(j), to distribute Rights Certificates which represent fractional Rights.  If the Corporation determines not to issue fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Closing Price of a whole Right on the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)            The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth (1/100th) of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-hundredth (1/100th) of a Preferred Share).  Interests in fractions of Preferred Shares in integral multiples of one one-hundredth (1/100th) of a Preferred Share may, at the election of the Corporation, he evidenced by depository receipts, pursuant to an appropriate agreement between the Corporation and a depository selected by it; provided, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth (1/100th) of a Preferred Share, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred Share.  For purposes of this Section 14(b), the current market value of a Preferred Share shall be (x) one thousand multiplied by (y) the closing price of a Common Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)            The Corporation shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exercise or exchange of Rights.  In lieu of such fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share.  For purposes of this Section 14.4, the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)            The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares (other than fractions that are integral multiples of one one-hundredth (1/100th) of a Preferred Share) upon exercise of a Right.

(e)            Whenever a payment for fractional Rights or fractional shares or units of Issuable Shares is to be made as provided in this Section 14, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares or units under this Agreement relating to the payment of fractional Rights or fractional shares or units unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.            Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action vested in the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, its right to exercise the Rights represented by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

16.            Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)            after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms of assignment and certificate properly completed and duly executed;

(c)            subject to Section 6(a) and Section 7(g); the Corporation and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(f), shall be required to be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder or Beneficial Owner of a Right, or any other Person, as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Corporation shall use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17.            Rights Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Issuable Securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder or Beneficial Owner of any Rights Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Rights represented by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18.            Concerning the Rights Agent.

(a)            The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The provisions of Section 18 and Section 20 shall survive the exercise or expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

(b)            The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate representing Common Shares or other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Persons.

19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)            Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to all or substantially all of the stock transfer, corporate trust or transfer agent business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person is eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of either the predecessor or the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force and effect provided in the Rights Certificates and in this Agreement.

(b)            In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20.            Duties of Rights Agent.  The Rights Agent undertakes only the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and accordance with such advice or opinion.

(b)            Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the Closing Price or Current Market Price any Security) be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)            The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (in each case, except its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e)            The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(f)) or any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Rights Certificates after receipt of a certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Issuable Securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Issuable Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

(f)             The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions.  Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the act to be taken or omitted.

(h)            The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

(i)             The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)             No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)            If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Certificate set forth in the 'Form of Assignment' or 'Form of Election to Purchase,' as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

21.            Change of Rights Agent.  The Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days notice in writing mailed to the Corporation and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Corporation, to each transfer agent of the Common Shares by registered or certified mail.  In the event the transfer agency relationship in effect between the Corporation and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Corporation shall be responsible for sending any required notice.  The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty days notice in writing, mailed to the Rights Agent and to each transfer agent of the Preferred Shares (or, after a Trigger Event, the transfer agent, indenture trustee or similar agent in respect of Issuable Securities) by registered or certified mail, and to holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent.  If the Corporation shall fail to make such appointment within a period of sixty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who, for such notice to be effective, must submit its Rights Certificate therewith for inspection by the Corporation), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any Person to qualify as a successor Rights Agent hereunder, whether appointed by the Corporation or by such a court, shall (a) (i) be organized and doing business under the laws of the United States or any State thereof, (ii) be in good standing under the laws of its jurisdiction of incorporation, formation or organization, (iii) be authorized under such laws to exercise corporate trust or stock transfer powers and subject to supervision or examination by federal or state authority, and (iv) have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) be an Affiliate of a Person described in clause (a) next preceding.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed and shall become the Rights Agent for all purposes hereof; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares (or, after a Trigger Event, the transfer agent, indenture trustee or similar agent in respect of Issuable Securities), and mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.            Issuance of New Rights Certificates.

(a)            Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates representing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

(b)            In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities (other than the Rights), notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board; issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Corporation shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, (ii) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (iii) the Corporation shall not issue any Rights in connection with any Common Shares issued or sold upon the exercise of any Rights.

23.            Redemption and Termination.

(a)            The Board may, at its option at any time, act to redeem all but not less than all of the then outstanding Rights at the Redemption Price at any time prior to the Final Expiration Date.  Such a redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Corporation shall promptly file a certificate with the Rights Agent setting forth the Board action, including the relevant terms and conditions, effecting the redemption.

(b)            In any redemption pursuant to this Section 23, the Corporation may, at its option, pay the Redemption Price in Common Shares (based on the Current Market Price of a Common Share at the time of redemption and subject to Section 14), cash or other consideration deemed appropriate by the Board; provided that if the Corporation elects to pay the Redemption Price in Common Shares, the Corporation shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

(c)            Immediately upon the date for redemption and satisfaction of other conditions, if any, set forth (or determined in the manner specified) in the action of the Board effecting the redemption of the Rights pursuant to Section 23(a), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the applicable Redemption Price for the Rights held.  Within ten days after such effective date for redemption, the Corporation shall mail a notice of redemption to the Rights Agent and to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is so mailed to a holder shall be deemed given, whether or not the holder receives such notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Notice will be effected.  Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) the manner specifically set forth in this Section 23, or (ii) in connection with the purchase of Common Shares prior to the Distribution Date.

(d)            The Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) making a public announcement or other disclosure of the manner of redemption of the rights in accordance with this Agreement, and (ii) mailing payment of the Redemption Prices to the registered holders of the Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Shares, and upon such action, all outstanding Rights and Rights Certificates shall terminate and be null and void without any further action by the Corporation or the Rights Agent.

24.            Exchange.

(a)            The Board may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void pursuant to Section 7(f)) for consideration per Right consisting of one-half of the Issuable Securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a)(ii) or, if applicable, Section 11(a)(ii) (the consideration issuable per Right pursuant to this Section 24 being the “Exchange Consideration”), provided that the Board shall, subject to applicable law, elect to exchange all the Rights for Exchange Consideration if and to the extent necessary to avoid any default under any agreements or instruments in effect prior to the Distribution Date. The Board may, at its option, issue one Common Share in lieu of each one one-hundredth  (1/100th) of a Preferred Share if there are sufficient Common Shares authorized but not outstanding or reserved for purposes other than upon exercise of the Rights.  If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 24 prior to the physical distribution of the Right Certificates, the Corporation may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.  Notwithstanding the foregoing, the Board may not effect such exchange at any time after any Person (other than an Exempt Person) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.

(b)            Any action of the Board ordering the exchange of any Rights pursuant to this Section 24 shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right so exchanged pursuant to this Section 24 shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to this Section 24.  The Corporation shall promptly make a public announcement or disclosure of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Corporation shall promptly mail a notice of any such exchange to all holders of the Rights to be exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

25.            Notice of Certain Events.

(a)            In case the Corporation shall at any time after the Distribution Date propose to (i) pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Corporation), (ii) offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction or a series of transactions which does not violate Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or any of its Subsidiaries in one transaction or a series of transactions each of which does not violate Section 11(o)), or (v) effect the liquidation, dissolution or winding up of the Corporation, then, in each such case; the Corporation shall to the extent feasible give to each holder of a Rights Certificate a notice of such proposed action and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) next preceding at least twenty days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action in this Section 25(a), at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be earlier.

(b)            In case a Trigger Event occurs, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Rights Certificate and the Rights Agent a notice of the occurrence of such event, which notice shall describe such event and the consequences thereof to holders of Rights under Section 11(a)(ii)or Section 13, as the case may be, and (ii) to the extent appropriate, references in Section 25(a) to Common Shares shall thereafter also be deemed to refer to any other class of Issuable Shares and other securities of the Corporation and the Principal Party, as the case may be.

26.            Notices.

(a)            Notices, demands or other communications authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Corporation shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed as follows:

National Technical Systems, Inc.
24007 Ventura Boulevard, Suite 200
Calabasas, California, 91302
Attention:  Chief Executive Officer

(b)            Subject to the provisions of Section 21, notices, demands or other communications authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, or by reputable overnight courier, addressed as follows:

Computershare Trust Company, N.A.
350 Indiana Street
Golden, Colorado 80401
Attention:  Client Services

(c)            Notices, demands or other communications authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Rights Certificate or, if prior to the Distribution Date, to the holder of any certificates representing Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by reputable overnight courier, addressed to such holder at the address such holder as shown upon the registry books of the Rights Agent.

(d)            The Corporation may change its address for notices by notice to the Rights Agent, and the Rights Agent may change its address by notice to the Corporation and, after any Distribution Date, to each holder of any Rights Certificate.

27.            Supplements and Amendments.

(a)            Prior to the Distribution Date, the Corporation may, subject to Section 27(b), supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares.  From and after the Distribution Date, the Corporation may, subject to Section 27(b), supplement or amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) subject to the proviso to this sentence, to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than the interests of any Acquiring Persons and their respective Affiliates and Associates); provided, however, that this Agreement may not be so supplemented or amended to lengthen any time period pursuant to clause (iii) next preceding unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights.  For purposes of this Section 27(a), prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

(b)            If the Corporation delivers a certificate from an appropriate officer of the Corporation stating that a proposed supplement or amendment is in compliance with Section 27(a), and such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20, the Rights Agent shall execute such supplement or amendment.

28.            Determination and Actions by the Board of Directors, Etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including whether or not to redeem the Rights or to amend or supplement this Agreement, and whether any proposed amendment or supplement adversely affects the interests of the holders of Rights Certificates).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) next succeeding, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders and Beneficial Owners of the Rights and all other Persons, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

29.            Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

30.            Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights Certificates (and, prior to the Distribution Date, the holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

31.            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

32.            Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts negotiated, made and to be performed entirely within such State, except that the rights, duties, and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of Delaware.

33.            Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34.            Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, strikes or other major industrial disturbances affecting labor or supplies, power failures, war or civil unrest.

35.            Construction.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(b)            references in this Agreement to designated “Articles,” “Sections” and other subdivisions, or to designated “Exhibits”, “Schedules” or “Appendices”, are to the designated Articles, Sections and other subdivisions of, or the designated Exhibits, Schedules or Appendices to, this Agreement;

(c)            references to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(d)            references to a “holder” of any shares or securities shall refer to the registered holder thereof, as shown upon the registry of the Rights Agent, applicable transfer agent or the Corporation, as the case may be;

(e)            calculations of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) promulgated under the Exchange Act. as in effect on the date of this Agreement;

(f)             reference to any federal, state, local, or foreign law means such law as amended, modified, restated, supplemented, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any such law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, restatement, supplementation, codification, replacement or reenactment of such section or other provision;

(g)            references to any agreement (including this Agreement), instrument, document, arrangement or understanding means such agreement, instrument, document, arrangement or understanding as amended, restated, supplemented or otherwise modified and in effect from time to time, and shall be deemed to refer as well to the preamble and recitals and all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

(h)            with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(i)             the words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”;

(j)             the term “or” shall not be exclusive;

(k)            pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

(l)             words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; and

(m)           whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa.

[ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Rights Agreement to be duly executed, all as of the date and year first above written.

ATTEST:			NATIONAL TECHNICAL SYSTEMS, INC.

By:	Raffy Lorentzian		By:	WilliamMcGinnis
	Name:	Raffy Lorentzian		Name:	William McGinnis
	Title:	Chief Financial Officer		Title:	Chief Executive Officer

ATTEST:			COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	Ian Yewer		By:	Kellie Gwinn
	Name:	Ian Yewer		Name:	Kellie Gwinn
	Title:	Branch President		Title:	Vice President

Exhibit A

CERTIFICATE OF DETERMINATION OF

RIGHTS, PREFERENCES AND PRIVILEGES OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

NATIONAL TECHNICAL SYSTEMS, INC.

The undersigned, William McGinnis and Raffy Lorentzian, do hereby certify:

A.   That they are the duly elected and acting President and Secretary, respectively, of National Technical Systems, Inc., a California corporation (the "Corporation").

B.   That, immediately prior to the filing of this Certificate of Determination, the Corporation was authorized to issue 2,000,000 shares of Preferred Stock, and no shares of Preferred Stock were outstanding.

C.   That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors of the Corporation on September 21, 2010 adopted the following resolutions creating a series of Preferred Stock designated as Series Junior A Participating Preferred:

Creation of Series A Junior Participating Preferred Stock

NOW, THEREFORE, BE IT RESOLVED: That pursuant to the authority vested in the Board of Directors of the corporation by the Amended and Restated Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

1.              Designation and Amount.  The shares of such series shall be designated as "Series A Junior Participating Preferred Stock."  The number of shares constituting such series shall be 200,000.

2.              Proportional Adjustment.  In the event that the Corporation shall at any time after the issuance of any share or shares of Series A Junior Participating Preferred Stock(i) declare any dividend on Common Stock of the Corporation ("Common Stock") payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Junior Participating Preferred Stock.

3.              Dividends and Distributions.

(a)            Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.

(b)            The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c)            Dividends shall begin to accrue on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

4.              Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a)            Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

(b)            Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

A-2

(c)            Except as required by law, the holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

5.              Certain Restrictions.

(a)            The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Junior Participating Preferred Stock as required by Section 3 hereof.

(b)            Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)             declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)            declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)           redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv)           purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c)            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

A-3

6.              Reacquired Shares.  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Articles of Incorporation, as then amended.

7.              Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Junior Participating Preferred Stock.

8.              Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

9.              No Redemption.  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

10.            Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

11.            Amendment.  The Amended and Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a series.

12.            Fractional Shares.  Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

RESOLVED FURTHER: That the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

A-4

D.   That the authorized number of shares of Preferred Stock of the Corporation is 2,000,000, the number of shares constituting Series A Junior Participating Preferred Stock is 200,000, and no such Preferred Stock has been issued.

We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct of our own knowledge.

Executed at Calabasas, California on September 21, 2010.

By: /s/ William McGinnis
William McGinnis, President

By: /s/ Raffy Lorentzian
Raffy Lorentzian, Secretary

A-5

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R.____	___ Rights

Not exercisable after September 20, 2020 or earlier if redeemed by the Corporation.  The Rights represented hereby are subject to redemption at any time at the option of the Corporation at the redemption price of $0.001 per right, on the terms set forth in the Shareholder Rights Agreement.

Under certain circumstances set forth in the Shareholder Rights Agreement, Rights issued to, or held by, any holder who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as each of such terms is defined in the Shareholder Rights Agreement) and certain related persons, whether currently held by or on behalf of such holder or by any subsequent holder, will become null and void.  The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the rights in such jurisdiction shall not have been obtained or be obtainable.

Rights Certificate

National Technical Systems, Inc.

This Rights Certificates certifies that _____________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder hereof, subject to the terms, provisions and conditions of that certain Shareholder Rights Agreement, made and entered into as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between National Technical Systems, Inc., a California corporation (the “Corporation”), and Computershare Trust Company, N.A., as Rights Agent (together with its successors in such capacity, the “Rights Agent”), to purchase from the Corporation after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement), at the principal office of the Rights Agent designated for such purpose, one one-hundredth (1/100th) of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock of the Corporation stock, no par value (the “Preferred Shares”) at a Exercise Price of $30.00 in cash per each one one-hundredth of a Preferred Share (as adjusted in accordance with the Rights Agreement, the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed.  The number of Rights represented by this Rights Certificate (and the number of one one-hundredths of a Preferred Share which may be initially purchased upon exercise hereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of September 21, 2010.

Capitalized terms used but not defined in this Rights Certificate shall have the respective meanings ascribed to such terms in the Rights Agreement.

From and after the occurrence of an Acquiring Person Event, any Rights represented by this Rights Certificate that are Beneficially Owned by (i) an Acquiring Person (or any Affiliate or Associate thereof), (ii) a transferee of any Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person Event, or (iii) a transferee of an Acquiring Person (or any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person Event and receives such Rights under certain circumstances specified in the Rights Agreement; shall become null and void without any further action and no holder hereof shall have any rights whatsoever with respect to such Rights under any provision of the Rights Agreement, this Rights Certificate or otherwise.

B-1

As provided in the Rights Agreement, the Exercise Price and the number and kind of Common Shares or other debt or equity securities, cash or assets which may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and, conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of Issuable Securities as the Rights represented by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase, other than Rights which are null and void as aforesaid.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the terms and conditions of the Rights Agreement, the Corporation may redeem the Rights represented by this Rights Certificate at a redemption price of $0.00l per Right (subject to adjustment as provided in the Rights Agreement), payable either in Common Shares, valued as provided in the Rights Agreement, or in cash.

Subject to the terms and conditions of the Rights Agreement, after the occurrence of an Acquiring Person Event, the Company may at any time exchange the Rights (other than Rights owned by an Acquiring Person, which would have become void), in whole or in part, for consideration per Right consisting of one-half of the Issuable Securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement. Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Preferred Shares or substitute securities or assets per Right.

The Corporation may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby.  In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or other Issuable Securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights represented by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.  Dated as of _____________, ______.

[SEAL]	NATIONAL TECHNICAL SYSTEMS, INC.
ATTEST:
By:
Name:
Name:		Title:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _________________________________________________________________ (please print name and address of transferee) ________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ________________, _____,

_______________________
Signature

Signature Medallion Guaranteed:

Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)            the Rights represented by this Rights Certificate ☐ is or ☐ is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person (or an Affiliate or Associate thereof) (as such terms are defined in the Rights Agreement), and

(2)            after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did or ☐ did not acquire the Rights represented by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person (or an Affiliate or Associate thereof).

Dated: ________________, _____,

_______________________
Signature

NOTICE

The signature on the foregoing Form of Assignment and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above in the Form of Assignment is not properly completed or the Form or Certificate are not duly executed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (or an Affiliate or Associate thereof) and such Assignment will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder
if such holder desires to exercise Rights
represented by the Rights Certificate.)

To National Technical Systems, Inc.:

The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Rights Certificate to purchase the Preferred Shares (or other Issuable Securities) issuable upon the exercise of such Rights and requests that certificates representing such shares or other securities be issued in the name of:

Please insert social security or other identifying number ________________________________

(Please print name and address)

If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number ________________________________

(Please print name and address)

Dated: ________________, _____,

_______________________
Signature

Signature Medallion Guaranteed:

Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)            the Rights represented by this Rights Certificate ☐ is or ☐ is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person (or an Affiliate or Associate thereof) (as such terms are defined in the Rights Agreement), and

(2)            after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did or ☐ did not acquire the Rights represented by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person (or an Affiliate or Associate thereof).

Dated: ________________, _____,

_______________________
Signature

NOTICE

The signature on the foregoing Form of Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above in the Form of Election to Purchase is not properly completed or the Form or Certificate are not duly executed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (or an Affiliate or Associate thereof) and such Election to Purchase will not be honored.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

On September 21, 2010 the Board of Directors (the “Board”) of National Technical Systems, Inc., a California Company (the “Company”), declared a dividend distribution of a right (a “Right”) for each outstanding share of the Company’s voting common stock, no par value (the “Common Stock”), to shareholders of record at the close of business on October 1, 2010 (the “Record Date”), and with respect to shares of Common Stock (“Common Shares”) issued thereafter until the Distribution Date (as defined below) and, in certain circumstances (described below), with respect to Common Shares issued after the Distribution Date.  Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth (1/100th) of a share of the Company's Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at a per-share Exercise Price of $30.00 in cash, subject to adjustment (as so adjusted, the “Exercise Price”).  The description and terms of the Rights are as set forth in that certain Shareholder Rights Agreement, made and entered into as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent (together with its permitted successors in such capacity, the “Rights Agent”).

Initially, the Rights will attach to all Common Stock certificates representing shares then outstanding, and no separate certificates representing Rights will be distributed. The Rights will separate from the Common Stock and a “Distribution Date” will occur ten days (or such longer time as the Board may determine) following the earlier to occur of:

(i)             the first date of public announcement or disclosure that a person has become an “Acquiring Person” as a result of such person either (a) becoming the beneficial owner of 15% or more of the outstanding Common Shares as a result of an acquisition of beneficial ownership of Common Shares on or after September 21, 2010, except pursuant to a Permitted Acquisition (defined below), or (b) acquiring additional beneficial ownership of the Common Shares on or after September 21, 2010, except pursuant to a Permitted Acquisition, at a time when such person beneficially owns 15% or more of the outstanding Common Shares; and

(ii)            the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock which could result in a person or group becoming the beneficial owner of more than 15% of the outstanding Common Stock of the Company.

A “Permitted Offer” is a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the Company and its shareholders (excluding the interests of such Acquiring Person and its affiliates and associates).

A “Permitted Acquisition” is the acquisition of Common Shares directly from the Company, including by way of a dividend or distribution on the Common Shares, the vesting of stock options, restricted stock or restricted stock units, in each case, granted prior to or after September 21, 2010 under any employee benefit or compensation plan of the Company, or pursuant to a Permitted Offer.

Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be represented by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 20, 2020, unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, separate certificates representing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate thereof), and thereafter such separate Rights Certificates alone will represent the Rights.  Except as otherwise determined by the Company and except in connection with Common Shares issued after the Distribution Date upon the exercise of employee stock options, under other employee stock benefit plans, or upon the exercise, conversion or exchange of warrants or convertible securities (other than Rights), only Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event any Person becomes an Acquiring Person, except pursuant to a Permitted Offer, also known as an “Acquiring Person Event”, each holder of a Right will thereafter have the right to receive, upon exercise thereof, for the Exercise Price, that number of one one- hundredths (1/100ths) of a share of Preferred Stock ("Preferred Share") equal to the number of shares of Common Stock which at the time of the applicable triggering transaction would have a market value of twice the Exercise Price.  The Board may, in its discretion, issue substitute securities, including common shares, in whole or in part, for the Preferred Shares. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or an affiliate or associate thereof) will be null and void.

In the event that, at any time following an Acquiring Person Event, (i) the Company merges or combines into or with any Acquiring Person, or any of its affiliates, associates or other related persons, or any other person if all shareholders of the Company are not treated alike, other than certain restructurings not resulting in any change of control of the Company, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred in one or a series of related transactions, each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise at the initial exercise price of the Right, that number of shares of common stock of the acquiring company which equals the Exercise Price divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the “Triggering Events”.

The Company may at any time redeem the Rights in whole but not in part, at a redemption price of $0.001 per Right (payable in cash, Preferred or Common Shares or other consideration deemed appropriate by the Board).  Immediately upon effectiveness of the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of the $0.001 per Right.

After the occurrence of an Acquiring Person Event, the Company may at any time exchange the Rights (other than Rights owned by an Acquiring Person, which would have become void), in whole or in part, for consideration per Right consisting of one-half of the Preferred Shares that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or, under certain circumstances, an equivalent value in cash, common shares or other securities). Immediately upon effectiveness of the exchange of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the appropriate number of Preferred Shares or substitute securities or assets per Right.

The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Common Shares on, or a split, subdivision, combination, consolidation or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights, options or warrants to subscribe for or purchase Preferred Shares at, or securities convertible into Preferred Shares or Common Share Equivalents with a conversion price less than the then-current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets or subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least one percent (1%) of the Exercise Price. The Preferred Shares are authorized to be issued in fractions in integral multiple of one one-hundredth (1/100th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

All of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and its affiliates and associates), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above.